EXHIBIT 99.1

Lakeland Industries, Inc. Reports Preliminary Fiscal 2022 Fourth Quarter and Year End Financial Results

Disciplined pricing execution evidenced by gross margin of 39.2% and 43.0% for the fiscal fourth quarter and full year 2022, respectively

New $5 Million Stock Repurchase Program Announced on 4/13/2022

HUNTSVILLE, AL / ACCESSWIRE / April 18, 2022 / Lakeland Industries, Inc. (NASDAQ:LAKE) (the "Company" or "Lakeland"), a leading global manufacturer of protective clothing for industry, healthcare and first responders on the federal, state and local levels, today announced financial results for its fiscal 2022 fourth quarter and full year ended January 31, 2022.

Preliminary Fiscal 2022 Fourth Quarter Financial Results Highlights

•	Net sales declined 27% compared to 4Q21 as COVID-19 specific demand continued to abate and core demand from industrial markets and other segments continued to slowly return to pre-pandemic levels
•

Gross margin was 39.2%, largely in-line with our long-term target threshold of 40% despite one-time items and short-term headwinds as our product mix and sales dispersion across markets normalize to pre-pandemic levels

•

Net income of $0.5 million or $0.06 per basic common share in 4Q22, down from $7.7 million or $0.97 per basic common share in 4Q21 reflects shipments returning to pre-pandemic levels, investment in sales and marketing activities and near-term pressure on operating margins as pace of returning demand from industrial customers, most notably the oil and gas sector, lags decline in COVID specific demand

•	Earnings before interest, taxes, depreciation, and amortization (EBITDA)* of $2.2 million in 4Q22, down 79% from $10.5 million in 4Q21
•	Completed $3.3 million of share repurchases during the quarter

Preliminary Fiscal 2022 Full Year Financial Results Highlights

•	Net sales for fiscal 2022 of $118.4 million, down from $159.0 million in fiscal 2021 as overall demand began to rebase from COVID-19 induced spikes across 2021 and into early 2022 results.
•	Gross margin was 43.0%
•	Net income of $11.4 million or $1.44/$1.41 per basic/diluted share
•	Adjusted EBITDA* of $19.6 million for fiscal 2022, down from $47.6 million in fiscal 2021
•	Cash of $52.7 million at 1/31/22, up from $52.6 million at beginning of the fiscal year
•	Completed $9.2 million of share repurchases during the fiscal year

“Fiscal 2022 was a year of many accomplishments for Lakeland, as we benefitted from the accelerated and successful execution of long-term strategies to enhance profitability, including the addition of new industrial customers, introduction of higher margin niche products, and increased focus on higher value product lines and regions,” said Charles D. Roberson, President and Chief Executive Officer of Lakeland Industries. “In addition to these efforts, our team continues to deploy capital and invest to support growth through an integrated technology platform, expansion of our manufacturing locations globally and growing investment in our sales and marketing capacity.”

1

Roberson continued, “With pandemic-related demand for PPE garments largely dissipated, the transition to our post COVID business model continued to progress this quarter, setting the stage for return to top-line growth driven by an expanded customer base across our core business segments. While we continue to face persistent supply chain challenges and broader inflationary pressures, we have successfully navigated these headwinds through use of manufacturing flexibility, forward contracting of raw materials purchases, strategic inventory management and select pricing pass throughs.”

“Looking to fiscal 2023, we believe the Company is on track to benefit from the many operational enhancements our team has worked hard to implement, ultimately positioning Lakeland for sustainable long-term growth and profitability in the absence of COVID-19. This business momentum gives us confidence that Lakeland is poised to meet its three-to-five-year goals of producing mid-to-high single digit growth in our core markets, gross margin levels in the low 40’s, EBITDA margins* in the high teens to low twenties, and ultimately providing strong free cash flow generation to support this level of growth over a longer-term period.”

* EBITDA, Adjusted EBITDA and EBITDA margin are non-GAAP financial measures.  Reconciliation is provided in the tables of this press release. EBITDA margin is a measurement of the Company’s operating profitability, calculated as EBITDA divided by total revenue.

Preliminary Fiscal 2022 Fourth Quarter Financial Results

Net sales were $26.8 million for the three months ended January 31, 2022, as compared to $36.9 million for the three months ended January 31, 2021, which was our second best quarter in company history in terms of sales as 4Q21 benefitted from elevated levels of specific COVID-related demand activity.

On a consolidated basis for the fourth quarter of fiscal 2022, domestic sales were $11.2 million or 42% of total revenues and international sales were $15.6 million or 58% of total revenues. This compares with domestic sales of $16.0 million or 43% of the total and international sales of $20.9 million or 57% of the total in the same period of fiscal 2021.

Gross profit of $10.5 million for fiscal 2022 fourth quarter decreased from $17.9 million for the same period of the prior year. Gross profit as a percentage of net sales was 39.2% for the fiscal 2022 fourth quarter as compared with 48.5% a year ago.  In the fourth quarter margins were impacted by lower sales, increased freight costs, and isolated short-term curtailments in our Vietnam manufacturing facility due to COVID related absenteeism and inventory management strategies. Our Vietnam facility is currently operating at normal capacity.

Lakeland reported operating profit of $1.1 million for the three months ended January 31, 2022, as compared to $9.1 million for the quarter ended January 31, 2021. Operating margins were 4.2% for the three months ended January 31, 2022, down from 24.5% for the fourth quarter of the prior fiscal year.

The Company reported net income of $0.5 million or $0.06 per basic and diluted share for the three months ended January 31, 2022, compared with $7.7 million or $0.97 per basic and $0.94 per diluted share in the prior year period.

As of January 31, 2022, Lakeland had cash and cash equivalents of approximately $52.7 million, up from $52.6 million at January 31, 2021.  Cash activities included $12.8 million of cash generated from operations offset by $9.2 million in share repurchases, $2.8 million in equity investment and $0.8 million in capital improvements.  Accounts receivable at January 31, 2022 of $14.8 million, down from $21.7 million at January 31, 2021.  Days sales outstanding was approximately 56 at January 31, 2022, consistent with 54 days at January 31, 2021. Accounts payable and accrued liabilities at January 31, 2022 was $10.5 million, down from $13.9 million at January 31, 2021.

Working capital at January 31, 2022 was $108.6 million, up from $107.2 million at January 31, 2021.  Lakeland’s $12.5 million revolving credit facility had no borrowings as of January 31, 2022, as the Company continues to have no debt.

2

During the fiscal 2022 fourth quarter, the Company repurchased approximately $3.3 million worth of common stock under its stock repurchase program. At January 31, 2022, approximately $800,000 was available to the Company for the repurchase of its outstanding common stock. Additionally, subsequent to quarter-end, the Company's Board of Directors approved a new stock repurchase program for the repurchase of up to $5 million of its outstanding common stock. This new program will become effective upon exhaustion of the current program.

“The Company’s balance sheet remains very strong, including a healthy cash balance, allowing us the opportunity to make capital investments to create value for our shareholders,” said Lakeland Chief Operating and Financial Officer, Allen E. Dillard. “The majority of capital spending for the fiscal year was for the implementation of our ERP system, expansion of our sales and marketing platform, and the creation of additional capacity with the expansion of our manufacturing footprint, which will continue in fiscal 2023.”

“We closed the year on a more active note in terms of our share repurchase activity, buying in an additional $3.3 million of stock, which when added to prior activity earlier in the year exhausted over 90% of our authorized program. Also, as previously announced, our Board of Directors recently approved a new share repurchase program, authorizing an additional $5 million of share repurchases for the future, which together with our activity across fiscal 2022 demonstrates our confidence in the business outlook for Lakeland going forward.”

Financial Results Conference Call

Lakeland will host a conference call at 4:30 pm eastern time today to discuss the Company’s fiscal 2022 preliminary fourth quarter and full year financial results. The conference call will be hosted by Charles D. Roberson, President and Chief Executive Officer, and Allen E. Dillard, Chief Operating and Financial Officer.  Investors can listen to the call by dialing 877-545-0320 (Domestic) or 973-528-0002 (International), Pass Code 614784. For a replay of this call through April 25, 2022, dial 877-481-4010 (Domestic) or 919-882-2331 (International), Pass Code 45100.

About Lakeland Industries, Inc.

We manufacture and sell a comprehensive line of industrial protective clothing and accessories for the industrial and public protective clothing market. Our products are sold globally by our in-house sales teams, our customer service group, and authorized independent sales representatives to a network of over 1,600 global safety and industrial supply distributors. Our authorized distributors supply end users, such as integrated oil, chemical/petrochemical, automobile, transportation, steel, glass, construction, smelting, cleanroom, janitorial, pharmaceutical, and high technology electronics manufacturers, as well as scientific, medical laboratories and the utilities industry. In addition, we supply federal, state and local governmental agencies and departments, such as fire and law enforcement, airport crash rescue units, the Department of Defense, the Department of Homeland Security and the Centers for Disease Control. Internationally, we sell to a mixture of end users directly, and to industrial distributors depending on the particular country and market. In addition to the United States, sales are made into more than 50 foreign countries, the majority of which were into China, the European Economic Community ("EEC"), Canada, Chile, Argentina, Russia, Kazakhstan, Colombia, Mexico, Ecuador, India, Uruguay and Southeast Asia.

For more information concerning Lakeland, please visit the Company online at www.lakeland.com.

Contacts

Lakeland Industries, Inc.

256-445-4100

Allen Dillard

aedillard@lakeland.com

3

Alpha IR Group

312-445-2870

Robert Winters or Stephen Poe

LAKE@alpha-ir.com

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

This press release contains estimates, predictions, opinions, goals and other "forward-looking statements" as that phrase is defined in the Private Securities Litigation Reform Act of 1995.  Such statements include, without limitation, references to the Company's predictions or expectations of future business or financial performance as well as its goals and objectives for future operations, financial and business trends, business prospects, and management's expectations for earnings, revenues, expenses, capital levels, liquidity levels, or other future financial or business performance, strategies or expectations. All statements, other than statements of historical facts, which address Lakeland's expectations of sources or uses for capital or which express the Company's expectation for the future with respect to financial performance or operating strategies can be identified as forward-looking statements. Forward-looking statements involve risks, uncertainties and assumptions as described from time to time in press releases and Forms 8-K, registration statements, quarterly and annual reports and other reports and filings filed with the Securities and Exchange Commission or made by management. As a result, there can be no assurance that Lakeland's actual or future results will not be materially different from those described herein as “preliminary,” "believed," "projected," "planned," "intended," "anticipated," "can," "estimated" or "expected," or other words which reflect the current view of the Company with respect to future events. We caution readers that these forward-looking statements speak only as of the date hereof. With respect to the 3-5 year goals of core market growth, gross margin levels, and free cash flow generation contained in this press release, such metrics are goals, not projections or guidance, and are subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of the Company and its management; actual results will vary and those variations may be material. The Company hereby expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which such statement is based, except as may be required by law.

SAB 108 Revision

The Company identified immaterial errors in our previously filed annual and quarterly consolidated financial statements. These errors were not material to any individual prior quarterly or annual period. In accordance with SEC Staff Accounting Bulletin 108, the Company has revised its previously issued financial statements in this earnings release for these immaterial errors.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles (GAAP), the Company uses the following non-GAAP financial measures: EBITDA, adjusted EBITDA, EBITDA margin and Free Cash Flow. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP financial measures used by the Company in this press release may be different from the methods used by other companies.

For more information on the non-GAAP financial measures, please see the Reconciliation of GAAP to non-GAAP Financial Measures tables in this press release.  These accompanying tables include details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.

(Financial Tables to Follow)

4

LAKELAND INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

January 31, 2022 and 2021

(Preliminary and unaudited)

($000’s Except Share Information)

ASSETS

Current assets	2022	2021
Cash and cash equivalents	$52,719	$52,596
Accounts receivable, net of allowance for doubtful accounts of $666 and $700 at January 31, 2022 and 2021, respectively	14,771	21,702
Inventories	47,711	43,566
Prepaid VAT and other taxes	1,675	1,343
Other current assets	3,770	4,134
Total current assets	120,646	123,341
Property and equipment, net	8,714	9,819
Operating leases right-of-use assets	5,296	2,347
Deferred tax assets	2,072	2,731
Other assets	1,361	1,312
Investments	2,704	---
Total assets	$140,793	$139,550
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$5,855	$7,397
Accrued compensation and benefits	3,225	4,694
Other accrued expenses	1,372	1,793
Income tax payable	321	1,534
Current maturity of long-term debt	—	—
Current portion of operating lease liability	1,242	768
Total current liabilities	12,015	16,185
Long-term portion of operating lease liability	3,678	1,613
Total liabilities	15,693	17,799
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.01 par; authorized 1,500,000 shares (none issued)	—	—
Common stock, $0.01 par; authorized 20,000,000 shares, Issued 8,555,672 and 8,498,457; outstanding 7,615,967 and 7,984,518 at January 31, 2022 and 2021, respectively	86	85
Treasury stock, at cost; 939,705 and 509,242 shares at January 31, 2022 and 2021, respectively	(14,206)	(5,023)
Additional paid-in capital	77,826	76,781
Retained earnings	62,892	51,520
Accumulated other comprehensive loss	(1,498)	(1,612)
Total stockholders' equity	125,100	121,751
Total liabilities and stockholders’ equity	$140,793	$139,550

5

Lakeland Industries, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

For the Years Ended January 31, 2022 and 2021

(Preliminary and unaudited)

($000’s) except share information

	2022	2021
Net sales	$118,386	$159,000
Cost of goods sold	67,473	79,717
Gross profit	50,913	79,283
Operating expenses	34,866	35,397
Operating profit	16,047	43,886
Other income, net	121	50
Interest expense	(15)	(23)
Income before taxes	16,153	43,913
Income tax expense	4,781	8,583
Net income	$11,372	$35,330
Net income per common share:
Basic	$1.44	$4,43
Diluted	$1.41	$4.34
Weighted average common shares outstanding:
Basic	7,900,131	7,977,683
Diluted	8,053,876	8,141,189

6

LAKELAND INDUSTRIES, INC. AND SUBSIDIARIES

Operating Results ($000)

(Preliminary and unaudited)

Supplemental Information

	Year Ended January 31,
	2022	2021

Net sales	$118,386	$159,000
Year over year change	(25.5)%	47.5%
Gross profit	50,913	79,283
Gross profit %	43.0%	49.9%
Operating expenses	34,866	35,397
Operating expenses as a percentage of sales	29.5%	22.3%
Operating income	16,047	43,886
Operating income as a percentage of sales	13.6%	27.6%
Interest expense	(15)	(23)
Other income (expense), net	121	50
Income before taxes	16,153	43,913
Income tax expense	4,781	8,583
Net income	$11,372	$35,330
Weighted average shares for EPS-Basic	7,900	7,978
Net income per share	$1.44	$4.43
Operating income	$16,047	$43,886
Depreciation and amortization	1,868	1,965
EBITDA	17,915	45,851
Equity compensation	1,667	1,727
Adjusted EBITDA	$19,582	$47,578

7

LAKELAND INDUSTRIES, INC. AND SUBSIDIARIES

Operating Results ($000)

(Preliminary and unaudited)

Reconciliation of GAAP Results to Non-GAAP Results

	Year Ended January 31,
	2022	2021

Net Income to EBITDA
Net Income	$11,372	$35,330
Interest	15	23
Taxes	4,781	8,583
Depreciation and amortization	1,868	1,965
Other income (expense)	121	50
EBITDA	$17,915	$45,851

EBITDA to Adjusted EBITDA
(excluding non-cash expenses)

EBITDA	$17,915	$45,851
Equity compensation	1,667	1,727
Adjusted EBITDA	$19,582	$47,578

Net Cash Provided by Operating Activities to Free Cash Flow

Cash flow (used in) provided by operating activities	$12,785	$40,666
Capital expenditures	801	1,662
Cash paid for taxes (foreign)	5,315	3,561
Free cash flow	$6,669	$35,443

8